SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                        MONTHLY PERIOD ENDING AUGUST 31, 1996
                        BANK OF AMERICA NATIONAL ASSOCIATION
                      BA MASTER CREDIT CARD TRUST SERIES 1996-A


             1.   The aggregate amount of the Investor
                  Percentage of Collections of Principal
                  Receivables................................$     86,807,859.84
                                                              ------------------

             2.   The aggregate amount of the Investor
                  Percentage of Collections of Finance
                  Charge Receivables (excluding Interchange).$      9,605,128.00
                                                              ------------------

             3.   The aggregate amount of the Investor
                  Percentage of Interchange..................$      1,053,195.34
                                                              ------------------

             4.   The aggregate amount of Servicer
                  Interchange................................$        305,556.00
                                                              ------------------

             5.   The aggregate amount of funds on deposit
                  in Finance Charge Account allocable to the
                  Series 1996-A   Certificates.............. $     10,352,767.34
                                                              ------------------

             6.   The aggregate amount of funds on deposit
                  in the Principal Account allocable to the
                  Series 1996-A  Certificates................$     86,807,859.84
                                                              ------------------

            7.    The aggregate amount of funds on deposit
                  in the Principal Funding Account allocable
                  to the Series 1996-A Certificates..........$              0.00
                                                              ------------------

             8.   The aggregate amount to be withdrawn from
                  the Finance Charge Account and paid in
                  accordance with the Loan Agreement
                  pursuant to Section 4.11...................$              0.00
                                                              ------------------

             9.   The excess, if any, of the Required
                  Collateral Interest over the Collateral
                  Interest...................................$              0.00
                                                              ------------------

            10.   The Collateral Interest on the Transfer
                  Date of the current calendar month, after
                  giving effect to the deposits and
                  withdrawals specified above, is equal to...$     40,000,000.00
                                                              ------------------

            11.   The amount of Monthly Interest, Deficiency
                  Amounts and Additional Interest payable to
                  the
                  (i)   Class A Certificateholders...........$      3,904,813.62
                                                              ------------------

                  (ii)  Class B Certificateholders...........$        305,379.40
                                                              ------------------

                  (iii) Collateral Interest Holder...........$        383,062.68
                                                              ------------------

            12.    The amount of principal payable to the
                  (i)   Class A Certificateholders...........$              0.00
                                                              ------------------

                  (ii)  Class B Certificateholders...........$              0.00
                                                              ------------------

                  (iii) Collateral Interest Holder...........$              0.00
                                                              ------------------

            13.   The sum of all amounts payable to the
                  (i)   Class A Certificateholders...........$      3,904,813.62
                                                              ------------------

                  (ii)  Class B Certificateholders ..........$        305,379.40
                                                              ------------------

                  (iii) Collateral Interest Holder...........$        383,062.68
                                                              ------------------

            14 .  To the knowledge of the undersigned, no Series
                  1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                        None







                  IN WITNESS WHEREOF, the undersigned has duly executed and
            delivered this Certificate this _11th day of SEPTEMBER, 1996.

                                  BANK OF AMERICA NATIONAL
                                  ASSOCIATION
                                  Transferor and Servicer


                                  By:  /s/ Margaret A. Sprude
                                       -------------------------------------
                                       Name:   Margaret A. Sprude
                                       Title:  SVP & Chief Financial Officer